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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                           HUDSON GENERAL CORPORATION

                                      FOR

                          $76.00 NET PER SHARE IN CASH

                                       BY

                          GLGR ACQUISITION CORPORATION
                      AN INDIRECT WHOLLY-OWNED SUBSIDIARY

                                       OF

                                GLOBEGROUND GMBH
                      AN INDIRECT WHOLLY-OWNED SUBSIDIARY

                                       OF

                             DEUTSCHE LUFTHANSA AG

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON FRIDAY, MARCH 19, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated February 19, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (the terms and conditions of which, together with any supplements or amendments thereto, collectively constitute the "Offer") relating to the offer by GLGR Acquisition Corporation, a Delaware corporation (the "Purchaser"), that is an indirect wholly-owned subsidiary of GlobeGround GmbH, a German company, that is an indirect wholly-owned subsidiary of Deutsche Lufthansa AG, a German company (the "Parent"), to purchase all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Hudson General Corporation, a Delaware corporation (the "Company"), at a price of $76.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender, on your behalf, any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The Offer Price is $76.00 per Share, net to you in cash without interest, upon the terms and subject to the conditions set forth in the Offer.

          2. The Board of Directors of the Company, based on the unanimous recommendation of a special committee of the Board of Directors created to consider acquisition proposals, has unanimously approved the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company and unanimously recommends that the stockholders of the Company accept the Offer and tender their Shares.

          3. The Offer is being made for all outstanding Shares.
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          4. The Offer is being made in accordance with an Agreement and Plan of
     Merger, dated as of February 15, 1999 (the "Merger Agreement"), between Company and the Purchaser. After the Purchaser purchases all the Shares which are properly tendered in response to the Offer and not withdrawn, the Purchaser will take all steps in its power (including voting its Shares) to cause the Purchaser to be merged with the Company (the "Merger") in a transaction in which the stockholder of the Purchaser will own all the stock of the corporation which results from the Merger (essentially, the Company), and the other stockholders of the Company will receive the same amount of cash per Share as is paid for Shares tendered in response to the Offer (unless particular stockholders elect to exercise statutory rights to demand appraisal of their Shares). GlobeGround GmbH has guaranteed the Purchaser's obligations under the Merger Agreement and has agreed to provide all funds necessary to pay for the Shares in the Offer and the Merger.

          5. The Offer is conditioned upon (i) there being validly tendered and not withdrawn a number of Shares constituting at least a majority of the outstanding Shares of the Company (determined on a fully-diluted basis),
     (ii) approval of the Merger Agreement, the Offer and the Merger by the Supervisory Board of the Parent by March 15, 1999, (iii) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, and (iv) the satisfaction or waiver of certain conditions to the obligations of the Purchaser to consummate the Offer and the transactions contemplated by the Merger Agreement.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

          7. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time on Friday, March 19, 1999, unless the Offer is extended in accordance with the terms of the Merger Agreement.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     For purposes of the Offer, the Purchaser shall be deemed to have accepted for payment, and thereby purchased, tendered Shares, if, as and when the Purchaser gives oral or written notice to The Bank of New York (the "Depositary") of the Purchaser's acceptance of such Shares for payment. Upon the terms and subject to the conditions of the Offer, payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates representing Shares ("Share Certificates") (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares) into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile of one), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or Book-Entry Confirmations into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where securities, blue-sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                           HUDSON GENERAL CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 19, 1999, and the related Letter of Transmittal in connection with the offer (the "Offer") by GLGR Acquisition Corporation, a Delaware corporation (the "Purchaser"), that is an indirect wholly-owned subsidiary of GlobeGround GmbH, a German company, that is an indirect wholly-owned subsidiary of Deutsche Lufthansa AG, a German company, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Hudson General Corporation, a Delaware corporation.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

   Number of Shares to Be Tendered:                        Date:
                                   -----------------------      -------------

   SIGN HERE

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